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                                                                   Exhibit 4.1

                                 AMENDMENT NO. 1
                                     to the
                         POOLING AND SERVICING AGREEMENT
                            dated as of March 1, 2006
                                      among
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                          LITTON LOAN SERVICING LP, and
                        LASALLE BANK NATIONAL ASSOCIATION

                           OWNIT MORTGAGE LOAN TRUST,
             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, Series 2006-3

      This AMENDMENT NO. 1 (this "Amendment") is made and is effective as of this 12th day of June, 2006, among MERRILL LYNCH MORTGAGE INVESTORS, INC. (the "Depositor"), LITTON LOAN SERVICING LP (the "Servicer") and LASALLE BANK NATIONAL ASSOCIATION (the "Trustee"), to the Pooling and Servicing Agreement relating to the above-captioned Mortgage Loan Asset Backed Certificates, dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer and the Trustee.

                                    RECITALS

      WHEREAS, the parties hereto are entering into this Amendment pursuant to
Section 10.01(i) of the Pooling and Servicing Agreement.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

      SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

      SECTION 2. Amendment. The parties hereto agree to amend the Pooling and Servicing Agreement as provided herein:

      (a) The last paragraph in Section 3.04 is hereby amended by deleting that paragraph in its entirety and replacing it with the following:

            "Notwithstanding anything to the contrary above, the Trustee, the Depositor and the NIMs Insurer hereby agree that within 10 Business Days of delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer (provided that at the time of such appointment the Servicing Rights Pledgee, and for the purpose hereof, it is agreed that the consent and approval of the Trustee, the Depositor and the NIMs Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee or its
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            designee are hereby agreed to be acceptable to the Trustee, the
            Depositor and the NIMs Insurer or such designee meets the requirements of a successor servicer set forth in Section 7.02 of this Agreement) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement."

      (b) The first sentence in Section 6.04 is hereby amended by deleting that sentence in its entirety and replacing it with the following:

            "Subject to the provisions of Section 7.01, the third paragraph of
            Section 7.02, the second paragraph of Section 6.02 and the following paragraph of this Section 6.04, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law."

      (c) The second paragraph in Section 6.04 is hereby amended by deleting the first sentence of that paragraph in its entirety and replacing it with the following:

            "Notwithstanding anything to the contrary in the previous paragraph of this Section 6.04, the Trustee, the Depositor and the NIMs Insurer hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, if any, for the benefit of certain lenders, and (ii) agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, notwithstanding anything to the contrary which may be set forth in Section 3.04 above, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that the Servicer's resignation will not be effective unless, at the time of such appointment, the Servicing Rights Pledgee or its designee (i) meets the requirements of a successor servicer under Section 7.02 of this Agreement (including being acceptable to the Rating Agencies), provided, that the consent and approval of the Trustee, the Depositor and the NIMS Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Trustee, the Depositor and the NIMS Insurer and (ii) agrees to be subject to the terms of this Agreement."

      (d) The last paragraph of Section 7.02 is hereby amended by deleting clause (i) in its entirety and replacing it with the following:

            "(i) the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth above in this Section
            7.02 (provided that that consent and approval of the Trustee, the Depositor and the NIMs Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Trustee, the Depositor and the NIMs Insurer) and"

      SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Pooling and Servicing Agreement shall continue in full force and effect in


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accordance with its terms. Reference to this Amendment need not be made in the
Pooling and Servicing Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Pooling and Servicing Agreement, any reference in any of such items to the Pooling and Servicing Agreement being sufficient to refer to the Pooling and Servicing Agreement as amended hereby.

      SECTION 4. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof.

      SECTION 5. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      SECTION 6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

      SECTION 7. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      SECTION 8. Section Headings. The section headings used in this Amendment are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

                            MERRILL LYNCH MORTGAGE INVESTORS, INC.,

                            as Depositor

                            By:
                               -------------------------------------------------
                            Name:
                            Title:


                            LITTON LOAN SERVICING LP,

                            as Servicer

                            By:
                               -------------------------------------------------
                            Name:
                            Title:


                            LASALLE BANK NATIONAL ASSOCIATION,

                            not in its individual capacity but solely as Trustee

                            By:
                               -------------------------------------------------
                            Name:
                            Title: